EXHIBIT 10.1

THE CIT GROUP/BUSINESS CREDIT, INC.
1211 Avenue of the Americas
New York, New York 10036

August 9, 2005

Rock of Ages Corporation
772 Graniteville Road
Barre, Vermont 05654

Re:    Tenth Amendment and Waiver

Gentlemen:

      We refer to the Financing Agreement, dated as of December 17, 1997 (as amended, the "Financing Agreement"), among Rock of Ages Corporation, Rock of Ages Kentucky Cemeteries, LLC, Carolina Quarries, Inc., Pennsylvania Granite Corp., Keith Monument Company LLC, Rock of Ages Memorials Inc. and Sioux Falls Monument Co. (collectively, the "Companies"), the lenders from time to time parties thereto (the "Lenders"), and The CIT Group/Business Credit, Inc., as agent for the Lenders (in such capacity, the "Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Financing Agreement.

        1.     Waiver. You have notified us that the Operating Cash Flow Ratio of the Companies for the four fiscal quarters ending on or about June 30, 2005 was <1.99 to 1.00>. The failure of the Companies to maintain an Operating Cash Flow Ratio of not less than .08 to 1.00 for such period constitutes a violation of Subparagraph 14 of Section 7 of the Financing Agreement and an Event of Default under the Financing Agreement (the "Designated Default"). The Lenders hereby waive the Designated Default as an Event of Default. Nothing contained herein shall constitute a waiver by the Agent or any Lender of any other Default or Event of Default, whether or not the Agent or any Lender has any knowledge thereof, nor shall anything contained herein be deemed a waiver by the Agent or any Lender of any Default or Event of Default which may occur after the date hereof.

          2.      Amendment. (a) The Companies, the Lenders and the Agent hereby agree that, effective as of August 15, 2005, each Applicable Increment set forth in the definition of the term "Applicable Increment" in the Financing Agreement shall be increased by .25%, provided, however, that in the event that the reduction conditions, as hereinafter defined, shall have occurred, then effective on the first day of the month during which the Agent shall have received the audited financial statements of each Company for the fiscal year ending on or about December 31, 2006 required to be delivered pursuant to Paragraph 8 of Section 7 of the Financing Agreement, each such Applicable Increment shall be automatically reduced by ..25%. As used herein, the term "reduction conditions" shall mean that (x) the Companies shall have maintained an Operating Cash Flow Ratio for the four (4) fiscal quarters ending on or about December 31, 2006 of not less than 1.25 to 1.00 and (y) at no time during the period commencing on the date of this letter agreement and ending on the date of receipt by the Agent of the audited financial statements described in the preceding sentence shall an Event of Default have occurred and be continuing.

                   (b)   The Companies, the Lenders and the Agent hereby agree that, effective as of the date hereof, the Companies shall maintain an Operating Cash Flow Ratio, on a consolidated basis, for each period set forth below of not less than (or not worse than, in the case of a negative ratio) the ratio set forth below, opposite such period, and Paragraph 14 of Section 7 of the Financing Agreement is amended to so provide:

Period	Minimum Operating Cash Flow Ratio
two (2) fiscal quarters ending on or about September 30, 2005	.61 to 1.00
three (3) fiscal quarters ending on or about December 31, 2005	1.46 to 1.00
four (4) fiscal quarters ending on or about March 31, 2006	<1.14> to 1.00
four (4) fiscal quarters ending on or about June 30, 2006	<.30> to 1.00
four (4) fiscal quarters ending on or about September 30, 2006	.73 to 1.00
four (4) fiscal quarters ending on or about December 31, 2006, and each consecutive period of four (4) fiscal quarters ending thereafter	1.25 to 1.00

       This letter shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to conflict of laws principles.

       Except to the extent expressly set forth herein, no other waiver or amendment of any of the terms, provisions or conditions of the Financing Agreement is intended or implied and nothing herein shall constitute a waiver of any existing or future Defaults or Events of Default (whether or not the Agent or any Lender has knowledge thereof).

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     Please indicate your agreement with the foregoing by signing a copy of this letter and returning it to us. This letter shall become effective upon our receipt of a fully-executed copy hereof.

Very truly yours,

THE CIT GROUP/BUSINESS CREDIT, INC., as Agent and as a Lender

By: /s/Nick Malatestinic Name: Nick Malatestinic Title: Vice President and Team Leader

Agreed to by:

ROCK OF AGES CORPORATION
ROCK OF AGES KENTUCKY CEMETERIES, LLC
CAROLINA QUARRIES, INC.
PENNSYLVANIA GRANITE CORP.
KEITH MONUMENT COMPANY LLC
ROCK OF AGES MEMORIALS INC.
SIOUX FALLS MONUMENT CO.

By:/s/Douglas S. Goldsmith
Name: Douglas S. Goldsmith
Title:    Senior Vice President/Chief Financial Officer

CHITTENDEN TRUST COMPANY, as a Lender

By: /s/ John W. Kingston
Name: John W. Kingston
Title: Vice President